CDC Corporation Financial Results for Q4 2010 and Full Year 2010 April 21 st , 2011 Exhibit 1.08 © Copyright CDC Corporation

© Copyright CDC Corporation    2
The contents of this presentation, what we say during it, as well as the contents of our earnings press release contain certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. We caution you that all forward-looking statements involve risks and uncertainties.
These forward-looking statements include statements regarding our expectations for returns on China.com’s investment in the Beijing-based private equity fund and the expectation for additional distributions in the future, our plans with respect to strategic partnerships with investees of the PE Fund, our beliefs regarding the propriety of the “Sum-of-Parts” Valuation, our expectations regarding recurring revenue levels in future periods and our goals with respect thereto, our expectations for Non-GAAP revenue at our cloud business in Q1 2011 and the growth rate thereof, our expectations regarding the market potential and customer adoption preferences for cloud computing, our plans with respect to the Global Delivery Center in Nanhai, our plans regarding Project Silk Road and the potential benefits thereof, our beliefs regarding the commercial launch of any games and the timing thereof, our expectations regarding any trends we may see and the continuation thereof, our beliefs  about our plans and strategies and factors that may affect them, our beliefs regarding any amounts, projections of performance and other matters relating to any future period, our beliefs regarding plans for future growth and potential investments or transactions we may undertake, and other statements we may make.
Important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to read the company’s public filings with the Securities Exchange Commission (SEC), including our Annual Report on Form 20-F for the year ended Dec. 31, 2009 as filed with the SEC on June 30, 2010, our earnings and other press releases, all of which are available on our corporate website at www.cdccorporation.net and at
www.sec.gov.
We also urge you to review the public filings of our subsidiary, CDC Software Corporation.
All forward-looking statements are based upon information available to management as of the date thereof, and you are cautioned not to place any undue reliance on any forward-looking statements, which speak only as of such date. We assume no obligation to update or alter the forward-looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.
This presentation also includes Non-GAAP Financial Measures, which are not alternatives for measures prepared under generally accepted accounting principles in the United States ("GAAP"). Non-GAAP Financial Measures have inherent limitations and should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP. Please see reconciliations of Non-GAAP Financial
Measures to GAAP, which are provided in our Q4 2010 and full year earnings press release.
The contents of this presentation, what we say during it, as well as the contents of our earnings press release contain certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. We caution you that all forward-looking statements involve risks and uncertainties.
These forward-looking statements include statements regarding our expectations for returns on China.com’s investment in the Beijing-based private equity fund and the expectation for additional distributions in the future, our plans with respect to strategic partnerships with investees of the PE Fund, our beliefs regarding the propriety of the “Sum-of-Parts” Valuation, our expectations regarding recurring revenue levels in future periods and our goals with respect thereto, our expectations for Non-GAAP revenue at our cloud business in Q1 2011 and the growth rate thereof, our expectations regarding the market potential and customer adoption preferences for cloud computing, our plans with respect to the Global Delivery Center in Nanhai, our plans regarding Project Silk Road and the potential benefits thereof, our beliefs regarding the commercial launch of any games and the timing thereof, our expectations regarding any trends we may see and the continuation thereof, our beliefs  about our plans and strategies and factors that may affect them, our beliefs regarding any amounts, projections of performance and other matters relating to any future period, our beliefs regarding plans for future growth and potential investments or transactions we may undertake, and other statements we may make.
Important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to read the company’s public filings with the Securities Exchange Commission (SEC), including our Annual Report on Form 20-F for the year ended Dec. 31, 2009 as filed with the SEC on June 30, 2010, our earnings and other press releases, all of which are available on our corporate website at www.cdccorporation.net and at
www.sec.gov.
We also urge you to review the public filings of our subsidiary, CDC Software Corporation.
All forward-looking statements are based upon information available to management as of the date thereof, and you are cautioned not to place any undue reliance on any forward-looking statements, which speak only as of such date. We assume no obligation to update or alter the forward-looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.
This presentation also includes Non-GAAP Financial Measures, which are not alternatives for measures prepared under generally accepted accounting principles in the United States ("GAAP"). Non-GAAP Financial Measures have inherent limitations and should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP. Please see reconciliations of Non-GAAP Financial
Measures to GAAP, which are provided in our Q4 2010 and full year earnings press release.
Cautionary Note Regarding Forward-Looking Statements

© Copyright CDC Corporation 3 Chief Executive Officer CDC Corporation Peter Yip Company Update

CDC Corporation Structure
•Represents a planned investment. Subject to various conditions.
**Percentage represents CDC Corporation’s percentage ownership
(NASDAQ: CHINA)
Beijing-based PE Fund
US leading new-media
PE Fund
RMB Fund*
(HKGEM: 8006)
79%
100%
100%
87%
Software IT Services New Media Asets
(NASDAQ: CDCS)
PE Fund Investments
Growth-Oriented Core Businesses Minority Investments

© Copyright CDC Corporation    5
Q4 2010 Q4 2009 FY 2010 FY 2009
Total Revenue* $83.9M $83.6M +0% $322.5M $320.8M +1%
Gross Profit $38.6M $34.6M +12% $142.9M $135.1M +6%
Adjusted EBITDA* $6.5M $12.8M (49%) $31.0M $41.5M (25%)
Adjusted EBITDA %* 8% 15% - 10% 13% -
Cash from Operations $8.9M $5.4M +65% $17.6M $30.8M (43%)
•
Leading China-based value-added operator of, and growth investor in, hybrid (On-premise and SaaS) enterprise software, IT services and New Media assets
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release.
CDC Corporation Q4 2010 and Full Year 2010 Highlights
CDC Corporation Financial Summary Results:

© Copyright CDC Corporation    6
CDC Corporation Highlights
Value added investor in several PE Funds
•
CDC Corporation’s subsidiary, China.com, expects to realize significant gains from a Beijing-based private equity fund.
As of December 31, 2010, the latest audit report of the PE fund indicates that it has achieved approximately 4 times return multiple.
•
Since the beginning of 2011, the Beijing-based PE fund has successfully listed two more portfolio companies on the
China and Hong Kong stock exchanges.  Given that 50% of the portfolio companies  have been listed on the US, China and Hong Kong stock exchanges, China.com will be expecting more distributions in the coming year.
•
China.com has committed approximately (USD) $14.0 million in the PE fund, and has received approximately (USD)
$3.4 million in distributions so far.
•
China.com is planning several strategic partnerships with the Beijing-based PE fund’s portfolio companies to further enhance their values. China.com is seeking to either invest in, or co-manage, more China-focused funds.
•
Additionally, China.com has made a strategic investment in a US leading new media PE fund, a venture capital firm focused primarily in the digital media sector, and we are seeking several potential partnerships with the portfolio companies in the China market.

© Copyright CDC Corporation    7
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release.
•
Cash Position as of December 31, 2010:
•
Non-GAAP Cash and Cash Equivalents*: $111.8 million
•
GAAP Cash: $99.4 million
Key Financials
December 31,
(a) Non-GAAP Cash and Cash Equivalents Reconciliation 2010
Cash 99,429 $
Add restricted cash 140
Add available for sale securities - current 985
Investments (1) 11,268
Non-GAAP cash and cash equivalents 111,822 $
CDC Corporation
Unaudited Reconciliation From GAAP Cash to Non-GAAP Cash
(Amounts in thousands of U.S. dollars)
(1) - Excludes investments of $675 in franchise and strategic cloud investment partners at December 31, 2010.

© Copyright CDC Corporation    8
Sum-of-Parts Valuation
We believe the best way to measure the value of CDC Corporation is based on the “Sum of Parts” ( P)
*Calculations based on Research Analysts’ valuation multiples applied to FY2011E revenue projections for our non-publicly traded subsidiaries. Actual CDC Corporation and publicly traded subsidiary market values are based on April 20th, 2011 closing prices applied to respective ownership percentages.
Sum-of-Parts Valuation*
(in millions)
$120
$243
$112
$69
$58
$47
$109
Sum-of-Parts GAAP Net Book Value Non GAAP cash and
cash equivalents
CDC Corporation
China.com
CDC Games
CDC Global Services
CDC Software
$294

© Copyright CDC Corporation    9
Q4 2010 Q4 2009 FY 2010 FY 2009
Total Revenue* $57.6M $55.0M +5% $217.5M $204.5M +6%
Adjusted EBITDA* $9.0M $14.1M (36%) $41.0M $53.7M (24%)
Adjusted EBITDA %* 16% 26% - 19% 26% -
Cash from Operations $13.3M $6.7M +99% $31.6M $53.7M (41%)
Software Q4 2010 and Full Year 2010 Highlights
CDC Software Financial Summary Results:
•
Leading hybrid enterprise software provider of on-premise and cloud deployments
•
With our steady growth in TCB from $104.4 million in 2009 to $136.5 million in 2010, we’re committed to reaching 70%
recurring revenue of total revenue over the next few years
•
GAAP cash and cash equivalents were $44.7 million at the end of Q4 2010
•
In Q4 2010, application sales increased 22% to $14.6 million, compared to $12.0 million in Q4 2009, this was primarily due to significant growth in our cloud business, especially inTradeBeam and CDC gomembers product lines
•
We expect our cloud business to report Non-GAAP revenue and total SaaS secured bookings to be in the range of approximately $6.7 million in Q1 2011, based on current financial projections and estimates.
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release

© Copyright CDC Corporation    10
Software Financial Highlights
Net Cash Provided by
Operating Activities
(in millions)
Non GAAP Cash
And Cash Equivalents*
(in millions)
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release.
$40.3
$44.7
Q4 '09 Q4 '10
$6.7
$13.3
Q4 '09 Q4 '10

© Copyright CDC Corporation    11
Software Cloud Highlights
*Source: Based on publicly-available information obtained from Mckinsey&Company “Clearing the air on cloud computing”
** Source: Gartner
Increasing Adoption of SaaS**
Cloud Computing Provides Tremendous Promise*
Market Research on Cloud Computing
34%
10%
66%
90%
2007 2010
Do not use SaaS and have no plans to use it
Currently using or planning to use SaaS

© Copyright CDC Corporation    12
IT Services Q4 2010 and Full Year 2010 Highlights
Q4 2010 Q4 2009 FY 2010 FY 2009
Total Revenue $14.6M $17.6M (17%) $62.7M $75.1M (17%)
Adjusted EBITDA* ($1.4M) ($0.1M) - $0.9M $0.8M +13%
Adjusted EBITDA %* (9%) 0% - 1% 1% -
CDC Global Services Financial Summary GAAP Results:
•
Provides IT consulting, project management, solutions implementation, software development and maintenance,
Offshore Development Center and IT staffing and managed help desk support services.
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release

© Copyright CDC Corporation    13
•
Completed the construction of its Nanjing Global Delivery Center to serve our international clients on offshore development work.
•
Another GDC is planned in the city of Nanhai. CDC Global Services was chosen as the consulting company to run the government’s Cloud Computing Center.
•
The Technical Services Practice of the China Division has been asked to further expand the SAP consulting team assigned to work in the National Grid project.
•
The NA Division has successfully restructured and streamlined three of its consulting companies in the cities of Chicago,
Portland and Philadelphia to operate under one management team for improved operational efficiency.
•
The Australian Division has further expanded its Information Security consulting and audit practice. Three leading Australian banks have engaged CDC Global Services to provide PCI Compliance services.
•
Appointment of Derik Reynecke and Tek-Min Gan as CFO and VP of Global Services Operations, respectively.
IT Services Highlights

© Copyright CDC Corporation    14
Project Silk Road
CDC Corp is uniquely positioned between the growing Chinese Economy and the broadest portion of high-tech/life-sciences/advanced manufacturing around the world. The essence of this project is to bring customers into China, and help them grow in the China Market.
CHINA
Global Economy
China Merchants
Increasingly strong and tight connections between world economies
BPO outsourcing + co investment opportunities for high-tech/life science/advanced manufacturing companies world-wide to
participate + expand business with + within China
> 10,000 B2B
customers
world-wide
Global Supply Chain
Head-End
Global Consumers
RMB Fund
Partnerships

© Copyright CDC Corporation    15
•
One of the leading providers of online games in China with 160+ million registered users.
•
Successfully extended its contract with Mgame to continue operating Yulgang for an additional 2 years.
•
Substantial improvement in operations - operating loss of $2,000 compared to operating loss of $5 million in Q4 2009.
•
Performed better than expected, mainly due to revenue surge from Yulgang and continued uptick in subscribers for EVE.
•
Plans to launch two new games in 2011, one of which is a domestic game called Mythical Legend.
New Media Assets Q4 2010 and Full Year 2010 Highlights
Q4 2010 Q4 2009 FY 2010 FY 2009
Total Revenue $7.3M $7.0M +4% $28.7M $28.9M (1%)
Adjusted EBITDA* $2.9M $0.5M +480% $5.7M $2.0M +185%
Adjusted EBITDA %* 40% 7% - 20% 7% -
CDC Games Financial Summary GAAP Results:
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release

© Copyright CDC Corporation    16
New Media Assets Q4 2010 and Full Year 2010 Highlights
•
Leading operator of Internet portals, serving a broad range of audiences in China
•
Portal Business
•
Attracted more well-known clients as part of Portal’s ongoing efforts to establish its brand and market impact.
•
Increased level of cash collection.
•
The 3 business initiatives (Auto, webgame, SNS) are developing as planned, to form the core of Portal’s long term strategy to increase competitiveness.
•
TTG Business
•
Both Publishing and Events divisions capitalized on the strong economic sentiment and increased revenue and profit for Q4 2010.
•
Three major events (IT&CMA, CTW, and International Feng Shui Convention) organized by TTG have outperformed their budget.
Q4 2010 Q4 2009 FY 2010 FY 2009
Total Revenue $4.4M $4.1M +7% $13.5M $12.2M +11%
Adjusted EBITDA* $0.4M $0.8M (50%) ($0.4M) ($0.2M) -
Adjusted EBITDA %* 10% 20% - (3%) (2%) -
China.com Financial Summary GAAP Results:
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release

© Copyright CDC Corporation    17
CDC Corporation’s strategy is to identify and execute on opportunities to co-invest with leading venture capital and private equity funds through minority interests in fast growth companies in emerging markets related to CDC Corporation’s core assets
•
Menue (formerly Bbmf) is the largest independent publisher of comic books on feature phone and smart phone worldwide.
•
CDC Corporation holds a 20 percent equity interest in this company.
•
For Q1 2011, Menue is reporting a 15% increase from the same period last year to 92 million (30%+ is paid and the remaining is free) comic book downloads across the company’s comic services on feature phone and smart phone on a worldwide basis.
•
Menue launched its Android comic service in February and has seen 400% month over month growth in free and paid comic book downloads from February 2011 to March 2011.
Minority Interest Investment Highlights
* Represents a planned investment. Subject to various conditions.

© Copyright CDC Corporation 18 Company Update Chief Financial Officer CDC Corporation John Stone

© Copyright CDC Corporation    19
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release.
Financial Highlights
($ in millions)
Total Non-GAAP* Revenue
GAAP Gross Profit and Gross Margin
($ in millions)
64%
67%
24%
19%
9%
9%
4%
4%
2009 2010
CDC Software CDC Global Services CDC Games China.com
$320.8
$322.5
$135.1
$142.9
42%
45%
2009 2010
GrossProfit Gros Margin

© Copyright CDC Corporation    20
Financial Highlights*
Adjusted EBITDA and Adjusted EBITDA
Margin
($ in millions)
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release.
($ in millions)
Recurring Revenue
as a % of Non-GAAP Total Revenue
31%
36%
2009 2010
Recurring Revenue Other Revenue
$320.8
$322.5
$20.3
$28.7
$41.5
$31.0
5%
7%
13%
10%
2007 2008 2009 2010
Adjusted EBITDA Adjusted EBTITDA Margin

© Copyright CDC Corporation    21
S&M Expense
as % of Non-GAAP Revenue
R&D Expense
as % of Non-GAAP Revenue
G&A Expense
as % of Non-GAAP Revenue
Key Performance Indicators*
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q4 2010 earnings press release.

© Copyright CDC Corporation    22
Other Financial Highlights
CDC Corporation Restructuring & Other Charges
(in millions)
$0.9 $0.9
$10.8 $10.8
$1.2
$4.5
$1.4
$3.2
$6.7
$7.1
$(1.4)
$(3.0)
Earnout Expense
Litigation Settlement
Restructuring Expense
Impairment Charges
Q4 2009
FY 2009
$17.5
$18.2
Q4 2010 FY 2010
$2.2
$5.5

© Copyright CDC Corporation    23
•
CDC Corporation continues to execute on its key investment strategy to enhance the value of its growth-
oriented core assets in hybrid enterprise software, IT services and New Media.
•
CDC Corporation is a value-added growth investor, and we believe the sum-of-parts valuation reflects the true value contained in its assets.
•
China.com received significant returns on the Beijing-based PE fund, and expects more distributions in the coming years.
•
CDC Software reported strong growth in its cloud business in 2010 and cash flow increased 99% in Q4 2010, compared to Q4 2009.
•
Market research shows cloud computing has tremendous promise and has an increasing adoption rate.
•
Significant improvement in CDC Game’s profitability that will allow further investments in new games.
•
Introduction of Project Silk Road to position CDC Global Services and our other businesses for further growth.
Summary

© Copyright CDC Corporation 24 Investor Inquiries Senior Vice President 678.259.8510 mbahl@cdcsoftware.com Monish Bahl © Copyright CDC Corporation